UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

RLI Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 par value	RLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 7, 2024, in connection with a periodic review of the bylaws of RLI Corp. (the “Company”), the Company’s board of directors (the “Board”) adopted amended and restated bylaws of the Company (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. The Amended and Restated Bylaws, among other things:

●	Clarify that the Board may postpone or reschedule any special meeting of stockholders to be held pursuant to a stockholders special meeting request and that the Board may postpone, reschedule or cancel any other special meeting of stockholders or any annual meeting of stockholders;
●	Conform the information required with respect to a stockholder request to fix a record date for purposes of determining stockholders that may demand a special meeting and the information required with respect to stockholder action by written consent with the information required in connection with an annual meeting;
●	Enhance the existing procedural mechanics for stockholder nominations of directors and submissions of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at stockholder meetings, including, without limitation, as follows:
o	Requiring that the nominating or proposing stockholder be a stockholder of record at the time of submitting a notice through the date of the applicable meeting;
o	Requiring additional disclosures from nominating or proposing stockholders, proposed nominees and other persons associated with nominating or proposing stockholders;
o	Requiring the correction of any material inaccuracy or change in the information provided in a notice of nomination or proposal within two business days after the nominating or proposing stockholder becomes aware of such inaccuracy or change; and
o	Clarifying that the number of nominees a stockholder may include in a nomination notice or nominate for election may not exceed the number of directors to be elected at the applicable meeting and that no stockholder may make additional or substitute nominations following the expiration of the time period for providing a nomination notice;
●	Address matters relating to Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) (e.g., providing the Company a remedy if a stockholder fails to satisfy the requirements of the Universal Proxy Rules, requiring nominating stockholders to make a representation as to whether they intend to use the Universal Proxy Rules, requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements of the Universal Proxy Rules at least five business days before the applicable meeting upon the Company’s request, etc.);
●	Provide that plurality voting applies in contested elections (as defined in the Amended and Restated Bylaws);
●	Provide that directors may be removed from the Board, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of stock of the Company entitled to vote generally in the election of directors;
●	Modify the provisions relating to stockholder meeting adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, including to reflect amendments to the Delaware General Corporation Law (the “DGCL”);
●	Provide that only directors or officers may preside as chairperson at stockholder meetings;
●	Clarify the powers of the chairperson of a stockholder meeting to regulate conduct at such meeting, including to adjourn the meeting whether or not a quorum is present;
●	Require that to be eligible for election or appointment as a director, a person make himself or herself available to be interviewed by the Board (or any Board committee or other subset of the Board) within 10 days following the date of any reasonable request therefor from the Board or any Board committee;
●	Provide that the total number of directors constituting the Board may not be less than seven nor more than thirteen, as determined from time to time by resolution of the Board;

●	Provide that Board and committee special meetings may be held with less than two days’ notice if the person(s) calling the meeting deem it necessary or appropriate under the circumstances;

●	Provide for the selection of a Lead Director by and from the independent directors if the chairperson of the Board is not an independent director;
●	Clarify procedures for director and officer resignations;
●	Provide that the Amended and Restated Bylaws may be altered, amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of stock of the Company entitled to vote generally in the election of directors; and
●	Make various other updates, including ministerial and conforming changes and changes in furtherance of gender neutrality.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of RLI Corp., effective as of November 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: November 12, 2024	By:	/s/ Jeffrey D. Fick
Jeffrey D. Fick
Chief Legal Officer & Corporate Secretary